Exhibit 99.1

MCKESSON AND RITE AID EXPAND DISTRIBUTION AGREEMENT

New relationship to drive greater supply chain efficiencies for both companies; ensures highest levels of service for Rite Aid stores and customers

•                  McKesson to assume responsibility for the sourcing and distribution of generic pharmaceuticals for Rite Aid as part of McKesson’s One Stop proprietary generics program

•                  Expanded distribution relationship to provide Rite Aid with daily direct-to-store delivery for all brand and generic pharmaceutical products

•                  Leverages the strength of Rite Aid as one of the leading national drugstore chains in the United States and McKesson as a leader in pharmaceutical sourcing and supply chain management

•                  Distribution agreement extends through March 2019

SAN FRANCISCO and CAMP HILL, Pa. (Feb. 18, 2014) — McKesson Corporation (NYSE:MCK) and Rite Aid Corporation (NYSE:RAD) announced the signing of an expanded distribution agreement to include both brand and generic pharmaceuticals. The new five-year agreement, which extends through March 2019, creates efficiencies for both companies by leveraging the strength of Rite Aid as one of the leading national drugstore chains in the United States, and McKesson as a leader in pharmaceutical sourcing and supply chain management.

McKesson and Rite Aid have a long history as trusted partners in ensuring the availability of essential medications to patients.  As part of the expanded agreement, McKesson will assume responsibility for the sourcing and distribution of generic pharmaceuticals for Rite Aid as part of McKesson’s One Stop proprietary generics program. Rite Aid stores will benefit from the full value of McKesson’s daily direct-to-store delivery service model for brand and generic pharmaceutical products, ensuring the highest levels of service for their customers.

“I am extremely proud of McKesson’s industry-leading service levels and the strength of our global sourcing and supply chain capabilities; which mean that we deliver the right products at the right time with exceptional efficiency for our customers” said John H. Hammergren, chairman and chief executive officer, McKesson Corporation. “Rite Aid has been a valued customer to McKesson for more than 16 years and I am honored at the trust they have placed in us as we expand our partnership.”

“We are excited to expand our partnership with McKesson,” said John Standley, Rite Aid’s chairman and chief executive officer. “The combination of Rite Aid’s and McKesson’s generic purchasing scale and sourcing expertise, in conjunction with McKesson’s industry-leading drug distribution capabilities, will enable us to achieve supply chain efficiencies, provide even better service to Rite Aid customers, and generate additional cash flow to fuel our company’s growth.”

About McKesson Corporation

McKesson Corporation, currently ranked 14th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. McKesson partners with payers, hospitals, physician offices, pharmacies, pharmaceutical companies and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit www.mckesson.com.

About Rite Aid

Rite Aid Corporation is one of the nation’s leading drugstore chains with nearly 4,600 stores in 31 states and the District of Columbia and fiscal 2013 annual revenues of $25.4 billion. Information about Rite Aid, including corporate background and press releases, is available through the company’s website at www.riteaid.com.

McKesson Corporation Contacts:

Investors and Financial Media:

Erin Lampert, 415-983-8391
Erin.Lampert@mckesson.com

General and Business Media:

Kris Fortner, 415-983-8352
Kris.Fortner@mckesson.com

Rite Aid Corporation Contacts:

Investor Relations:

Matt Schroeder, 717-214-8867

investor@riteaid.com

Media:

Susan Henderson, 717-730-7766

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the Form 10-K, Form 10-Q and Form 8-K reports filed by Rite Aid Corporation and McKesson Corporation with the Securities and Exchange Commission and include, but are not limited to, achievement of the anticipated operational and financial benefits from the expanded distribution agreement that was announced by both companies today.  The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, neither Rite Aid nor McKesson undertakes any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.